  Exhibit 4.7

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT
by and between
DYNARESOURCE, INC.
and

GOLDEN POST RAIL, LLC

Dated as of May __, 2020

 HB Draft
3-29-2020

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of May __, 2020, by and between DynaResource, Inc., a Delaware corporation (the “Company”), and Golden Post Rail, LLC (the “Investor”).
W I T N E S S E T H :

WHEREAS, Investor holds shares of the Company’s Series C Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possesses registration rights and other rights pursuant to that certain Registration Rights Agreement dated as of June 30, 2015, by and among the Company and the Investor (the “Prior Agreement”);

WHEREAS, the Investor and the Company desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

NOW, THEREFORE, the Investor and the Company hereby agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and with respect to any individual, shall mean his or her spouse, sibling, child, step child, grandchild, niece, nephew or parent of such Person, or the spouse thereof. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 20% or more of the voting securities of a Person shall be deemed to constitute control.

“Blackout Period” shall have the meaning set forth in Section 2.7.

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation (as the same may be amended or restated) of the Company, as filed with the Secretary of State of the State of Delaware.
“Company” shall have the meaning set forth in the preamble.

“Common Stock” shall mean shares of the common stock, par value $0.01 per share, of the Company.

“Demand Registration” shall mean a registration required to be effected by the Company pursuant to Section 2.2, including a registration for an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act.

“Demand Registration Statement” shall mean a Registration Statement of the Company filed on Form S-1 (or any successor form thereto), or such other appropriate form as directed by the Majority Holders of the Registration, which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.2 and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

 “Holder” or “Holders” shall mean the Investor, for so long as it owns any Registrable Securities, and each of its respective heirs, successors and permitted assigns (including any permitted transferees of Registrable Securities) who acquire or are otherwise the transferee of Registrable Securities, directly or indirectly, from the Investor (or any subsequent Holder), for so long as such heirs, successors and permitted assigns own any Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a Holder whenever such Person holds Registrable Securities, an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities, whether or not such purchase, conversion, exercise or exchange has actually been effected and disregarding any legal restrictions upon the exercise of such rights. Registrable Securities issuable upon exercise of an option or upon conversion, exchange or exercise of another security shall be deemed outstanding for the purposes of this Agreement.

“Holders’ Counsel” shall mean one firm of counsel (per registration) to the Holders of Registrable Securities participating in such registration, which counsel shall be selected by the Majority Holders of the Registration.
“Incidental Registration” shall mean a registration required to be effected by the Company pursuant to Section 2.3.

“Incidental Registration Statement” shall mean a registration statement of the Company which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.3 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Initiating Holder” or “Initiating Holders” shall mean, with respect to a particular registration, the Holder or Holders, as the case may be, who initiated the Shelf Request or Request for such registration.
“Investor” shall have the meaning set forth in the preamble.

“Inspectors” shall have the meaning set forth in Section 4.1(g).

“Majority Holders” shall mean one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities then outstanding.

“Majority Holders of the Registration” shall mean, with respect to a particular registration, one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities to be included in such registration.

 “Person” shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

“Prospectus” shall mean the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Purchase Agreement” means that certain Note Purchase Agreement, dated May 14, 2020, by and between the Company and the Investor.

“Registrable Securities” shall mean (i) shares of Common Stock which may be issued or issuable upon the conversion of the Series C Preferred Stock and/or Series D Preferred Stock, (ii) any shares of Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investor after the date hereof, including, without limitation, the Common Stock Purchase Warrant, dated June 30, 2015, by and between the Company and the Investor (the “2015 Warrant”), the Common Stock Purchase Warrant, dated May 13, 2020 (the “Anti-Dilution Warrant”), the Common Stock Purchase Warrant, dated May 14, 2020, by and between the Company and the Investor (the “2020 Warrant”) and the Convertible Promissory Note, dated May 14, 2020, issued by the Company to the Investor (including any additional shares of Common Stock issuable pursuant to anti-dilution provisions in the 2015 Warrant, the Anti-Dilution Warrant, the 2020 Warrant or the Purchase Agreement) and (iii) any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, Registrable Securities referenced in clauses (i) through (ii) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities are sold pursuant to Rule 144 (or any similar provisions then in force) promulgated under the Securities Act, (C) such securities have been otherwise transferred and a new certificate or other evidence of ownership for them that does not bear the legend restricting further transfer has been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act or (D) such securities shall have ceased to be outstanding.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange, FINRA and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company, (v) the fees and disbursements of Holders’ Counsel, (vi) the fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letters) and the fees and expenses of other Persons, including experts, retained by the Company, (vii) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and (ix) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered; provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities; and provided further, that in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event; and provided, further, that in the event the Company shall, in accordance with Section 2.3 or Section 2.7 hereof, not register any securities with respect to which it had given written notice of its intention to register to Holders notwithstanding anything to the contrary in the foregoing, all of the costs incurred by the Holder in connection with such registration shall be deemed to be Registration Expenses.

“Registration Statement” shall mean any registration statement of the Company which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Request” shall have the meaning set forth in Section 2.2(a).

“SEC” shall mean the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

“Series C Preferred Stock” shall mean shares of the Series C Preferred Stock, par value $0.0001 per share, of the Company.

“Series C Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated May 6, 2015, by and between the Company and the Investor.

“Series D Preferred Stock” shall mean shares of the Series D Preferred Stock, par value $0.0001 per share, of the Company.

“Shelf Registration” shall mean a registration required to be effected by the Company pursuant to Section 2.1(a).

“Shelf Registration Statement” shall mean a Registration Statement of the Company filed on Form S-3 (or any successor form thereto) pursuant to Rule 415 promulgated under the Securities Act which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.1(a) and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Shelf Request” shall have the meaning set forth in Section 2.1(a).

“Underwriters” shall mean the underwriters, if any, of the offering being registered under the Securities Act.

“Underwritten Offering” shall mean a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

“Withdrawn Demand Registration” shall have the meaning set forth in Section 2.2(a).

“Withdrawn Request” shall have the meaning set forth in Section 2.2(a).

2. REGISTRATION UNDER THE SECURITIES ACT.

2.1.            Shelf Registration.

(a) Shelf Registration. At any time commencing after the effective time of the Series C Purchase Agreement, if the Company is eligible to file with the SEC a Registration Statement on Form S-3 (or any successor form thereto), the Majority Holders shall have the right to request in writing that the Company (i) register all or any portion of such Holder’s Registrable Securities by filing with the SEC a Shelf Registration Statement for a public offering of such shares of Registrable Securities (a “Shelf Request”) (which Shelf Request shall specify the amount of Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof) and (ii) shall use its best efforts to register under the Securities Act for public sale such Registrable Securities of such Holder. As promptly as practicable, but no later than ten (10) calendar days after receipt of the Shelf Request, the Company shall give written notice of such requested registration to all other Holders of Registrable Securities. The Company shall include in the Shelf Registration (i) the Registrable Securities intended to be disposed of by the Initiating Holder and (ii) the Registrable Securities intended to be disposed of by any other Holder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within twenty (20) calendar days after the receipt of such written notice from the Company, in each cash subject to the provisions of Section 2.5(d). Accordingly, once an Initiating Holder has made a Shelf Request and the Company has sent the required notice of such Shelf Request to all other Holders, such other Holders may elect to participate in the registration or not, but such Holders will not have the right to make a separate Shelf Request until the expiration of the ninety (90) calendar day period following the date of the initial Shelf Request. The Company shall, as expeditiously as possible following a Shelf Request, use its best efforts to cause to be filed with the SEC a Shelf Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Shelf Request or further requests. The Company shall use its best efforts to have such Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Shelf Registration Statement continuously effective for the period specified in Section 4.1(b). If the sole or lead managing Underwriter (if any) or the Majority Holders of the Registration shall advise the Company in writing that in its opinion additional disclosure not required by Form S-3 (or any successor form thereto) is of material importance to the success of the offering, then such Registration Statement shall include such additional disclosure. Any Holder requesting inclusion in a registration effected pursuant to this Section 2.1(a) may, at any time prior to the effectiveness of the Shelf Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion. For the avoidance of doubt, a Shelf Request shall not count against the number of Demand Registration rights pursuant to the provisions of Section 2.2(b).

Whenever the Company shall effect a registration pursuant to a Shelf Request, no securities other than the Registrable Securities shall be covered by such registration unless the Majority Holders of the Registration shall have consented in writing to the inclusion of such other securities.

The registration rights granted pursuant to the provisions of this Section 2.1(a) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

(b) Effectiveness of Shelf Registration. If a Shelf Registration is filed pursuant to Section 2.1(a), the Company shall use its best efforts to keep the Shelf Registration continuously effective through the date on which all of the Registrable Securities covered by such Shelf Registration may be sold pursuant to Rule 144 promulgated under the Securities Act without any limit as to volume (or any successor provision having similar effect); provided, however, that prior to the termination of such Shelf Registration, the Company shall first furnish to each Holder of Registrable Securities participating in such Shelf Registration (i) an opinion, in form and substance satisfactory to the Majority Holders of the Registration, of counsel for the Company satisfactory to the Majority Holders of the Registration stating that such Registrable Securities are freely sellable pursuant to Rule 144 promulgated under the Securities Act without any limit as to volume (or any successor provision having similar effect) or (ii) a “No-Action Letter” from the staff of the SEC stating that the SEC would not recommend enforcement action if the Registrable Securities included in such Shelf Registration were sold in a public sale other than pursuant to an effective Registration Statement.

(c) Form S-3 Eligibility. At any time commencing after the effective time of the Series C Purchase Agreement, if the Company becomes eligible to file with the SEC a Registration Statement on Form S-3 (or any successor form thereto) for a primary offering, or becomes re-eligible after losing such eligibility, the Company shall, as promptly as practicable, but no later than fourteen (14) calendar days after gaining or regaining such eligibility, as applicable, provide written notice of such event to the Holders.

2.2. Demand Registration.

(a) Right to Demand Registration. Subject to Section 2.2(c), at any time commencing after the effective time of the Series C Purchase Agreement, the Majority Holders shall have the right to request in writing that the Company register all or part of such Holders’ Registrable Securities (a “Request”) (which Request shall specify the amount of Registrable Securities intended to be disposed of by such Holders and the intended method of disposition thereof) by filing with the SEC a Demand Registration Statement. As promptly as practicable, but no later than ten (10) calendar days after receipt of a Request, the Company shall give written notice of such requested registration to all Holders of Registrable Securities. Subject to Section 2.5(d), the Company shall include in a Demand Registration (i) the Registrable Securities intended to be disposed of by the Initiating Holders and (ii) the Registrable Securities intended to be disposed of by any other Holder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within twenty (20) calendar days after the receipt of such written notice from the Company. The Company shall, as expeditiously as possible following a Request, use its best efforts to cause to be filed with the SEC a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Request or further requests. The Company shall use its best efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective for the period specified in Section 4.1(b).

A Request may be withdrawn prior to the filing of the Demand Registration Statement by the Majority Holders of the Registration (a “Withdrawn Request”) and a Demand Registration Statement may be withdrawn at any time (and for any reason) prior to the effectiveness of such Demand Registration Statement (a “Withdrawn Demand Registration”), and such withdrawals shall be treated as a Demand Registration which shall have been effected pursuant to this Section 2.2, unless the Holders of Registrable Securities to be included in such Registration Statement reimburse the Company for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Demand Registration Statement (to the extent actually incurred), provided; however, that if a Withdrawn Request or Withdrawn Demand Registration is made (A) because of a material adverse change in the business, financial condition or prospects of the Company, or (B) because the sole or lead managing Underwriter advises that the amount of Registrable Securities to be sold in such offering be reduced pursuant to Section 2.2(b) by more than 20% of the Registrable Securities to be included in such Registration Statement, or (C) because of a postponement of such registration pursuant to Section 2.7, then such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section 2.2 (and shall not be counted toward the number of Demand Registrations), and the Company shall pay all Registration Expenses in connection therewith. Any Holder requesting inclusion in a Demand Registration may, at any time up to the effectiveness of the Demand Registration Statement (and for any reason) revoke such request by delivering written notice to the Company revoking such requested inclusion.

The registration rights granted pursuant to the provisions of this Section 2.2 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

(b) Limitations on Registrations. The rights of the Majority Holders to request Demand Registrations pursuant to Section 2.2(a) are subject to the limitation that in no event shall the Company be obligated to pay Registration Expenses of more than two Demand Registrations initiated by the Majority Holders; provided, however, (i) that to the extent the Company does not include in what would otherwise be the final registration for which the Company is required to pay Registration Expenses the number of Registrable Securities requested to be registered by the Holders by reason of Section 2.5(d) such number of Demand Registrations shall be increased once for each such occurrence and (ii) the Majority Holders shall be deemed not to have expended a Demand Registration right to the extent the Company terminates a Shelf Registration pursuant to Section 2.1(b) prior to the time that all Registrable Securities covered by such Shelf Registration have been sold.

(c) Registration of Other Securities. Whenever the Company shall effect a Demand Registration, no securities other than the Registrable Securities shall be covered by such registration unless the Majority Holders of the Registration shall have consented in writing to the inclusion of such other securities.

(d) Effective Registration Statement; Suspension. A Demand Registration Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Demand Registration Statement for the time period specified in Section 4.1(b), (ii) if the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, or (iii) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied other than by the sole reason of any breach or failure by the Holders of Registrable Securities or are not otherwise waived.

(e) Other Registrations. During the period (i) beginning on the date of a Request and (ii) ending on the date that is ninety (90) calendar days after the date that a Demand Registration Statement filed pursuant to such Request has been declared effective by the SEC or, if the Majority Holders of the Registration shall withdraw such Request or such Demand Registration Statement, on the date of such Withdrawn Request or such Withdrawn Registration Statement, the Company shall not, without the consent of the Majority Holders of the Registration, file a registration statement pertaining to any other securities of the Company.

(f) Registration Statement Form. Registrations under this Section 2.2 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Majority Holders of the Registration and (ii) which shall be available for the sale of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration. The Company agrees to include in any such Registration Statement all information which any selling participating Holder, upon advice of counsel, shall reasonably request.

2.3. Incidental Registration.

(a) Right to Include Registrable Securities. If the Company at any time or from time to time proposes to register any of its securities under the Securities Act (other than pursuant to a registration on Form S-4 or S-8 (or any successor form to such forms) and other than pursuant to Section 2.1 or 2.2) and files (i) a shelf registration statement or (ii) a registration statement other than a shelf registration statement, or proposes to do a take down off of an effective shelf registration statement, whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least forty-five (45) calendar days prior to the filing of such registration statement or five (5) calendar days prior to the filing of any preliminary prospectus supplement pursuant to Rule 424(b), or the prospectus supplement pursuant to Rule 424(b) (if no preliminary prospectus supplement is used)) to all Holders of Registrable Securities of its intention to undertake such registration or offering, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of such Holders’ right to participate in such registration under this Section 2.3 as hereinafter provided. Subject to the other provisions of this paragraph (a) and Section 2.3(b), upon the written request of any Holder made within twenty (20) calendar days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by Holders to be so registered (an “Incidental Registration”), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register (thereby making such registration statement an Incidental Registration Statement), and shall cause such Incidental Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 4. If an Incidental Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Holder. The Holders requesting inclusion in an Incidental Registration may, at any time up to the effectiveness of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

If at any time after giving written notice of its intention to register any securities and up to the effectiveness of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), without prejudice, however, subject to the rights of Holders to cause such registration to be effected as a registration under Sections 2.1 or 2.2, and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities in accordance with the provisions of Section 2.7; provided, however, that if such delay shall extend beyond one hundred twenty (120) calendar days from the date the Company received a request to include Registrable Securities in such Incidental Registration, then the Company shall again give all Holders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this Section 2.3 which the Company is obligated to effect.

The registration rights granted pursuant to the provisions of this Section 2.3 shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.

(b) Priority in Incidental Registration. If an Incidental Registration involves an Underwritten Offering (on a firm commitment basis), and the sole or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five (5) calendar days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account, (B) second the Registrable Securities requested to be included in such registration by the Holders, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them and (C) third, other securities of the Company to be registered on behalf of any other Person, and (ii) in the case of a registration initiated by a Person other than the Company, (A) first, the Registrable Securities requested to be included in such registration by any Persons initiating such registration and the Registrable Securities requested to be included in such registration by the other Holders, (B) second, any other Persons, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them and (C) third, the securities that the Company proposes to register for its own account, provided, however, that in the event the Company will not, by virtue of this Section 2.3(b), include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within three (3) calendar days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration.

(c) Selection of Underwriters. If any Incidental Registration involves an Underwritten Offering, the sole or managing Underwriter(s) and any additional investment bankers and managers to be used in connection with such registration shall be subject to the approval of the Majority Holders of the Registration (such approval not to be unreasonably withheld).

2.4. Expenses.

The Company shall pay all Registration Expenses in connection with any Demand Registration, Incidental Registration or Shelf Registration, whether or not such registration shall become effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration, except as otherwise provided with respect to a Withdrawn Request and a Withdrawn Demand Registration in Section 2.2(a).

2.5. Underwritten Offerings.

(a) Underwriting; Selection of Underwriters. Notwithstanding anything to the contrary contained in Section 2.1(a) or Section 2.2(a), if the Initiating Holders so elect, the offering of such Registrable Securities pursuant to a Shelf Registration or a Demand Registration shall be in the form of a firm commitment Underwritten Offering; and such Initiating Holders may require that all Persons (including other Holders) participating in such registration sell their Registrable Securities to the Underwriters at the same price and on the same terms of underwriting applicable to the Initiating Holders. If any Shelf Registration or Demand Registration involves an Underwritten Offering, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Majority Holders of the Registration, subject to the approval of the Company (such approval not to be unreasonably withheld).

(b) Underwriting Agreement. If requested by the sole or lead managing Underwriter for any Underwritten Offering effected pursuant to a Shelf Registration or Demand Registration, the Company shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Majority Holders of the Registration and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Section 5.

(c) Holders of Registrable Securities to be Parties to Underwriting Agreement. The Holders of Registrable Securities to be distributed by Underwriters in an Underwritten Offering contemplated by Section 2 shall be parties to the underwriting agreement between the Company and such Underwriters and may, at such Holders’ option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the Registration Statement. No Holder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of disposition.

(d) Priority in Registrations. If a Shelf Registration or Demand Registration involves an Underwritten Offering, and the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five (5) calendar days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities requested to be included in such Shelf Registration or Demand Registration exceeds the number which can be sold in such offering within a price range acceptable to the Majority Holders of the Registration (such writing to state the basis of such opinion and the approximate number of Registrable Securities which may be included in such offering), the Company shall include in such Shelf Registration or Demand Registration, to the extent of the number which the Company is so advised may be included in such offering, the Registrable Securities requested to be included in the Shelf Registration or Demand Registration by the Holders allocated pro rata in proportion to the number of Registrable Securities requested to be included in such Shelf Registration or Demand Registration by each of them. In the event the Company shall not, by virtue of this Section 2.5(d), include in any Shelf Registration or Demand Registration all of the Registrable Securities of any Holder requesting to be included in such Shelf Registration or Demand Registration, such Holder may, upon written notice to the Company given within five (5) calendar days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such Shelf Registration or Demand Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Shelf Registration or Demand Registration.

(e) Participation in Underwritten Registration. Notwithstanding anything herein to the contrary, no Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

2.6. Conversions; Exercises.

Notwithstanding anything to the contrary herein, in order for any Registrable Securities that are issuable upon the exercise of conversion rights, options or warrants to be included in any registration pursuant to Section 2 hereof, the exercise of such conversion rights, options or warrants must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Registrable Securities are to be sold.

2.7. Postponements.

The Company shall be entitled to postpone a Shelf Registration or a Demand Registration and to require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration during any Blackout Period (as defined below) (i) if the Board of Directors of the Company determines in good faith that effecting such a registration or continuing such disposition at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company or a merger, reorganization, recapitalization or similar current transaction materially affecting the capital structure or equity ownership of the Company, or (ii) if the Company is in possession of material information which the Board of Directors of the Company determines in good faith it is not in the best interests of the Company to disclose in a Registration Statement at such time; provided, however, that the Company may only delay a Shelf Registration or a Demand Registration pursuant to this Section 2.7 by delivery of a Blackout Notice (as defined below) either (i) under Section 2.1 within thirty (30) calendar days of delivery of a Shelf Request or (ii) under Section 2.2, within thirty (30) calendar days of delivery of the Request for such Registration, as applicable, and may delay a Shelf Registration or a Demand Registration and require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration only for a reasonable period of time not to exceed ninety (90) calendar days (or such earlier time as such transaction is consummated or no longer proposed or the material information has been made public) (the “Blackout Period”). There shall not be more than one Blackout Period in any twelve (12) month period. The Company shall promptly notify the Holders in writing (a “Blackout Notice”) of any decision to postpone a Demand Registration or a Shelf Registration or to discontinue sales of Registrable Securities covered by a Shelf Registration pursuant to this Section 2.7 and shall include a general statement of the reason for such postponement, an approximation of the anticipated delay and an undertaking by the Company promptly to notify the Holders as soon as a Demand Registration or a Shelf Registration may be effected or sales of Registrable Securities covered by a Shelf Registration may resume. In making any such determination to initiate or terminate a Blackout Period, the Company shall not be required to consult with or obtain the consent of any Holder, and any such determination shall be the Company’s sole responsibility. Each Holder shall treat all notices received from the Company pursuant to this Section 2.7 constituting material inside information in the strictest confidence and shall not trade on or disseminate such information. If the Company shall postpone the filing of a Demand Registration Statement or a Shelf Registration Statement, the Majority Holders of the Registration shall have the right to withdraw the request for registration. Any such withdrawal shall be made by giving written notice to the Company within thirty (30) calendar days after receipt of the Blackout Notice. Such withdrawn registration request shall not be treated as a Shelf Request effected pursuant to Section 2.1 or a Demand Registration effected pursuant to Section 2.2 (and shall not be counted towards the number of Demand Registrations effected), and the Company shall pay all Registration Expenses in connection therewith.

3. HOLDBACK ARRANGEMENTS.

3.1.            Restrictions on Sale by Holders of Registrable Securities.

Each Holder of Registrable Securities agrees, by acquisition of such Registrable Securities, if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities (other than in connection with a Shelf Registration), not to make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution, including a sale pursuant to Rule 144 (or any successor provision having similar effect) promulgated under the Securities Act of any Registrable Securities or any other equity security of the Company (or any security convertible into or exchangeable or exercisable for any equity security of the Company) (except as part of such underwritten registration), during the five (5) Business Days (as such term is used in Regulation M under the Exchange Act) prior to, and during the time period reasonably requested by the sole or lead managing Underwriter not to exceed ninety (90) calendar days beginning on the effective date of the applicable Registration Statement, unless the sole or lead managing Underwriter in such Underwritten Offering otherwise agrees; provided, however, that to the extent the Company or the sole lead managing Underwriter releases any other Person from the foregoing or equivalent restrictions in whole or in part it shall, on the same day, notify the Holders of such release and such parties shall automatically be released to the same extent: provided, further, this holdback restriction shall apply only to those Holders of Registrable Securities who have elected to sell Registrable Securities they hold in an Underwritten Offering in respect of which a holdback is requested by the managing Underwriter.

3.2. Restrictions on Sale by the Company and Others.

The Company agrees that if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities (other than in connection with a Shelf Registration), not to make any short sale of, loan, grant any option for the purchase of or effect any public or private sale or distribution of any of the Company’s equity securities (or any security convertible into or exchangeable or exercisable for any of the Company’s equity securities) during the five (5) Business Days (as such term is used in Regulation M under the Exchange Act) prior to, and during the time period reasonably requested by the sole or lead managing Underwriter not to exceed ninety (90) calendar days beginning on the effective date of the applicable Registration Statement (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 (or any successor form to such forms)), unless the sole or lead Managing Underwriter in such Underwritten Offering otherwise agrees. The Company will use its reasonable best efforts to cause each director and officer of the Company and each holder of five percent (5%) or more of the equity securities (or any security convertible into or exchangeable or exercisable for any of its equity securities) of the Company to so agree.

4. REGISTRATION PROCEDURES.

4.1.            Obligations of the Company.

Whenever the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 2 of this Agreement, the Company shall, as expeditiously as possible:

(a) prepare and file with the SEC (promptly, and in any event within sixty (60) calendar days after receipt of a request to register Registrable Securities) the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its best efforts to cause such Registration Statement to become effective (provided, that the Company may discontinue any registration of its securities that are not Registrable Securities, and, under the circumstances specified in Section 2.3, its securities that are Registrable Securities); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall (i) provide Holders’ Counsel and any other Inspector with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the SEC, which documents shall be subject to the review and comment of Holders’ Counsel, and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which Holders’ Counsel, any selling Holder or any other Inspector shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement; provided, that such periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the ninety (90) calendar day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);

(c) furnish, without charge, to each selling Holder of such Registrable Securities and each Underwriter, if any, of the securities covered by such Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, and other documents, as such selling Holder and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Holder (the Company hereby consenting to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such selling Holder of Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

(d) prior to any public offering of Registrable Securities, use its best efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities covered by such Registration Statement or the sole or lead managing Underwriter, if any, may reasonably request to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be necessary or advisable to enable any such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(e) use its best efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the selling Holders of such Registrable Securities to consummate the disposition of such Registrable Securities;

(f) promptly notify Holders’ Counsel, each Holder of Registrable Securities covered by such Registration Statement and the sole or lead managing Underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, (vi) if at any time the representations and warranties contemplated by Section 2.5(b) cease to be true and correct in all material respects and (vii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vii) of this Section 4.1(f), the Company shall promptly prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to each such Holder and each Underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 4.1(f), the Company shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

(g) make available for inspection by any selling Holder of Registrable Securities, any sole or lead managing Underwriter participating in any disposition pursuant to such Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any Underwriter (each, an “Inspector” and, collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time (collectively, the “Records”) as shall be necessary, in the opinion of such Holders’ and such Underwriters’ respective counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause the Company’s and any subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;

(h) if requested by the Majority Holders of the Registration, obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement (and if such registration involves an Underwritten Offering, dated the date of the closing under the underwriting agreement), in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing Underwriter, if any, and to the Majority Holders of the Registration, and furnish to each Holder participating in the offering and to each Underwriter, if any, a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and Underwriter (in the case of the opinion and the “cold comfort” letter);

(i) provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement;

(j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than ninety (90) calendar days after the end of any twelve (12) month period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Offering and (ii) commencing with the first day of the Company’s calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such twelve (12) month periods, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) if so requested by the Majority Holders of the Registration, use its best efforts to cause all such Registrable Securities to be listed on each national securities exchange on which the Company’s securities are then listed, if any;

(l) keep each selling Holder of Registrable Securities advised in writing as to the initiation and progress of any registration under Section 2 hereunder;

(m) enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers’ certificates and other customary closing documents;

(n) cooperate with each selling Holder of Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering;

(o) furnish to each Holder participating in the offering and the sole or lead managing Underwriter, if any, without charge, at least one manually-signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference);

(p) cooperate with the selling Holders of Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three (3) Business Days prior to any sale of Registrable Securities;

(q) if requested by the sole or lead managing Underwriter or any selling Holder of Registrable Securities, immediately incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities; and

(r) use its best efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

4.2. Seller Information.

The Company may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of disposition as the Company may from time to time reasonably request in writing; provided that such information shall be used only in connection with such registration.

If any Registration Statement or comparable statement under “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, and (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

4.3. Notice to Discontinue.

Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(f)(ii) through (vii), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(f) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 4.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.1(f) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 4.1(f), and the Company shall pay any damages owed pursuant to Section 6.11(a) hereunder.

5. INDEMNIFICATION; CONTRIBUTION.

5.1.            Indemnification by the Company.

The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, members, shareholders, employees, Affiliates and agents (collectively, “Agents”) and each Person who controls such Holder (within the meaning of the Securities Act) and its Agents with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to any such registration or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, or any qualification or compliance incident thereto; provided, however, that the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically stating that it was expressly for use therein. The Company shall also indemnify any Underwriters of the Registrable Securities, their Agents and each Person who controls any such Underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Section 5 and shall survive the transfer of securities by such Holder or Underwriter.

5.2. Indemnification by Holders.

Each Holder, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, each other Person who participates as an Underwriter in the offering or sale of such securities and its Agents and each Person who controls the Company or any such Underwriter (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) and its Agents against any and all Claims, insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically stating that it was expressly for use therein; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 5.2 shall in no event be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by such Holder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder or Underwriter.

5.3. Conduct of Indemnification Proceedings.

Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 5, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 5, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within ten (10) calendar days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party) or (D) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.

5.4. Contribution.

If the indemnification provided for in Section 5.1 or 5.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 5.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 5.4 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 5.4 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.5. Other Indemnification.

Indemnification similar to that specified in the preceding Sections 5.1 and 5.2 (with appropriate modifications) shall be given by the Company and each selling Holder of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

5.6. Indemnification Payments.

The indemnification and contribution required by this Section 5 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred.

6. GENERAL.

6.1.            Adjustments Affecting Registrable Securities.

The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

6.2. Registration Rights to Others.

The Company has not previously entered into an agreement with respect to its securities granting any registration rights to any Person. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, (i) such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the Holders and (ii) such rights may only be on terms or conditions more favorable to such holder than the terms and conditions provided in this Agreement, with the consent of the Majority Holders and in such case, the Company shall provide (by way of amendment to this Agreement or otherwise) such more favorable terms or conditions to the Holders.

6.3. Availability of Information; Rule 144; Rule 144A; Other Exemptions.

The Company covenants that it shall timely file any reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 promulgated under the Securities Act), and that it shall take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 and Rule 144A promulgated under the Securities Act, as such rules may be amended from time to time, or (ii) any other rule or regulation now existing or hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

6.4. Amendments and Waivers.

The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Majority Holders, provided, however, that no such amendment, modification, supplement, waiver or consent to departure shall reduce the aforesaid percentage of Registrable Securities without the written consent of all of the Holders of Registrable Securities; and provided, further, that to the extent any Holder would be disproportionately adversely affected by such amendment or waiver, then such Holder’s consent shall also be required. Nothing herein shall prohibit any amendment, modification, supplement, termination, waiver or consent to departure the adverse effect of which is limited only to those Holders who have agreed to such amendment, modification, supplement, termination, waiver or consent to departure.

6.5. Notices.

All notices and other communications provided for or permitted hereunder shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by facsimile, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee as follows:

(i)
If to the Company, to:
DynaResource, Inc.
222 W. Las Colinas Blvd.
Suite 1910 North Tower
Irving, TX 75039
Attention: K.W. (“K.D.”) Diepholz

With a copy to:

Scheef & Stone, L.L.P.
2700 Ross Tower, 500 N. Akard
Dallas, Texas 75201
Attention: Roger A. Crabb
Fax Number: (214) 706-4242

(ii)
If to the Investor, to:
Golden Post Rail, LLC
1110 Post Oak Place
Westlake, TX 76262
Attention: Matthew Rose

With a copy to:

Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, Texas 75219
Attention: Greg R. Samuel
Fax Number: (214) 200-0577

(iii)
If to any subsequent Holder, to the address of such Person set forth in the records of the Company.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy or facsimile, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day and (c) in the case of mailing, on the third (3rd) Business Day following such mailing if sent by certified mail, return receipt requested.

6.6. Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns (including any permitted transferee of Registrable Securities). Any Holder may assign to any transferee of its Registrable Securities (other than a transferee that acquires such Registrable Securities in a registered public offering or a sale pursuant to Rule 144 promulgated under the Securities Act (or any successor rule)), its rights and obligations under this Agreement; provided, however, if any transferee shall take and hold Registrable Securities, such transferee shall promptly notify the Company and by taking and holding such Registrable Securities such transferee shall automatically be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement as if it were a party hereto (and shall, for all purposes, be deemed a Holder under this Agreement). If the Company shall so request, any heir, successor or assign (including any transferee) shall agree in writing to acquire and hold the Registrable Securities subject to all of the terms hereof. For purposes of this Agreement, “successor” for any entity other than a natural person shall mean a successor to such entity as a result of such entity’s merger, consolidation, sale of substantially all of its assets, or similar transaction. Notwithstanding any contrary provision herein, the Company, in consultation with and subject to the consent of the Investor, may permit any Person who subsequently acquires Registrable Securities to become a “Holder” hereunder by executing a Joinder Agreement, in substantially the form attached hereto as Exhibit A.

6.7. Counterparts.

This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

6.8. Descriptive Headings, Etc.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (i) words of any gender shall be deemed to include each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; (iii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (iv) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (v) “or” is not exclusive and (vi) provisions apply to successive events and transactions.

6.9. Severability.

In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

6.10. Governing Law.

This Agreement will be governed by and construed in accordance with the domestic laws of the State of Texas, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Texas, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Texas to be applied. In furtherance of the foregoing, the internal law of the State of Texas will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

6.11. Remedies; Specific Performance.

(a) If: (i) the Company is required to file a Registration Statement pursuant to Section 2 of this Agreement and fails to file such Registration Statement with the SEC within sixty (60) calendar days of receipt of a request to register the Registrable Securities, (ii) the Company fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated under the Securities Act within five (5) calendar days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within twenty (20) calendar days of the receipt of comments by, or notice from, the SEC that such amendment is required in order for such Registration Statement to be declared effective, (iv) a Registration Statement that has been filed with the SEC is not declared effective by the SEC within one hundred twenty (120) calendar days of the date such Registration Statement was filed or (v) in the case of a Shelf Registration Statement or a Demand Registration Statement for an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act, such Registration Statement ceases for any reason, including due to a Blackout Notice, to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than twenty (20) consecutive calendar days or more than an aggregate of thirty (30) calendar days (which need not be consecutive calendar days) during any twelve (12) month period, (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) calendar day period is exceeded, and for purpose of clause (iii) the date which such twenty (20) calendar day period is exceeded, and for purpose of clause (v) the date on which such twenty (20) or thirty (30) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to the Holders (apportioned on a pro rata basis by the percentage of Registrable Securities that are not then covered by a Registration Statement owned by each Holder) an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of (1) the product of (A) one and one-half percent (1.5%) multiplied by (B) the quotient of (I) the number of each Holders’ Registrable Securities that are not then covered by a Registration Statement that is then effective and available for use by the Holders divided by (II) the total number of the Holders’ Registrable Securities multiplied by (2) the aggregate purchase price paid by the Investor pursuant to the Series C Purchase Agreement and the Purchase Agreement, as applicable; provided, however, that, in the event that none of the Holders’ Registrable Securities are then covered by a Registration Statement that is effective and available for use by the Holders, the quotient of (I) divided by (II) in clause (1)(B) herein shall be deemed to equal 1. The parties agree that the maximum aggregate liquidated damages payable to the Holders under this Agreement shall be nine percent (9%) of the aggregate amount paid by the Investor pursuant to the Series C Purchase Agreement and the Purchase Agreement, as applicable. If the Company fails to pay any partial liquidated damages pursuant to this Section 6.11(a) in full within seven (7) calendar days after the date payable, the Company will pay interest thereon at a rate of eighteen percent (18%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holders, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

(b) Notwithstanding Section 6.11(a), the parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled pursuant to Section 6.11(a), at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. An Event shall constitute a breach of this Agreement entitling the Holders to remedies hereunder.

(c) Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy granted pursuant to this Agreement shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy provided hereunder, by law or in equity shall be exclusive of any other remedy. All available remedies under shall be cumulative.

6.12. Entire Agreement.

  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Company and the other parties to this Agreement with respect to such subject matter.

6.13. Nominees for Beneficial Owners.

In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

6.14. Consent to Jurisdiction.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the exclusive jurisdiction of any Texas state court sitting in Dallas county or federal court of the United States of America sitting in Dallas county, and any appellate court presiding thereover, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Texas state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or thereunder in any State or federal court sitting in Dallas county. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

The parties hereto further agree that the notice of any process required by any such court in the manner set forth in Section 6.5 shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

6.15. Further Assurances.

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.16. No Inconsistent Agreements.

The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement.

6.17. Construction.

  The Company and the Investor acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and the Holders.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

DYNARESOURCE, INC.	GOLDEN POST RAIL, LLC:
By: ___________________________	By: ___________________________
Name: K.W. (“K.D.”) Diepholz	Name: Matthew K. Rose
Title: Chairman & CEO	Title: Manager, President, Secretary & Treasurer

Registration Rights Agreement

Exhibit A

JOINDER AGREEMENT
TO
REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement to Registration Rights Agreement is made and entered into as of _________, 202_ (the “Agreement”) by and between DynaResource, Inc., a Delaware corporation (the “Company”), and the person listed on the signature page hereto under the heading “Holder” (such person being referred to as the “Holder”).

WHEREAS, to provide for certain registration rights with respect to certain of the Company’s securities, the Company and Golden Post Rail, LLC have executed that certain Amended and Restated Registration Rights Agreement dated as of May ___, 2020 (the “Registration Rights Agreement”);

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Registration Rights Agreement; and

WHEREAS, Holder desires to become a party to the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing, the delivery to and receipt by Holder of Registrable Securities, the covenants and agreements contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, Holder hereby agrees as follows:

1.           Holder hereby executes this Agreement for the purpose of becoming a “Holder” under the Registration Rights Agreement. Holder hereby assumes all of the duties, obligations and liabilities of a “Holder” under the Registration Rights Agreement.

2.           Holder shall be deemed a “Holder” for all purposes under the Registration Rights Agreement, and shall be subject to and shall benefit from all of the rights and obligations of a “Holder” thereunder. All references in the Registration Rights Agreement to “Holder” shall mean and be a reference to Holder. The Registration Rights Agreement is hereby amended by deeming the signature of Holder hereto as a signature to the Registration Rights Agreement.

3.           This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law.

* * * * *

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date above first written.

DYNARESOURCE, INC.

By:	___________________________
Name:
Title:

HOLDER:
___________________________
Name: